Proxy Voting Results

A special meeting of the fund's shareholders was held on June 16, 2004 The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	31,883,774,629.45	74.417
Against	8,183,381,781.77	19.100
Abstain	1,638,852,719.00	3.825
Broker Non-Votes	1,138,987,331.08	2.658
TOTAL	42,844,996,461.30	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	40,460,518,026.37	94.435
Withheld	2,384,478,434.93	5.565
TOTAL	42,844,996,461.30	100.000
Ralph F. Cox
Affirmative	40,352,191,948.09	94.182
Withheld	2,492,804,513.21	5.818
TOTAL	42,844,996,461.30	100.000
Laura B. Cronin
Affirmative	40,424,410,070.14	94.350
Withheld	2,420,586,391.16	5.650
TOTAL	42,844,996,461.30	100.000
Robert M. Gates
Affirmative	40,432,546,388.62	94.369
Withheld	2,412,450,072.68	5.631
TOTAL	42,844,996,461.30	100.000
George H. Heilmeier
Affirmative	40,445,405,455.55	94.399
Withheld	2,399,591,005.75	5.601
TOTAL	42,844,996,461.30	100.000
Abigail P. Johnson
Affirmative	40,331,726,176.04	94.134
Withheld	2,513,270,285.26	5.866
TOTAL	42,844,996,461.30	100.000
Edward C. Johnson 3d
Affirmative	40,301,779,769.00	94.064
Withheld	2,543,216,692.30	5.936
TOTAL	42,844,996,461.30	100.000
Donald J. Kirk
Affirmative	40,378,377,883.82	94.243
Withheld	2,466,618,577.48	5.757
TOTAL	42,844,996,461.30	100.000
Marie L. Knowles
Affirmative	40,472,201,003.05	94.462
Withheld	2,372,795,458.25	5.538
TOTAL	42,844,996,461.30	100.000
Ned C. Lautenbach
Affirmative	40,485,953,391.65	94.494
Withheld	2,359,043,069.65	5.506
TOTAL	42,844,996,461.30	100.000
Marvin L. Mann
Affirmative	40,392,875,977.31	94.277
Withheld	2,452,120,483.99	5.723
TOTAL	42,844,996,461.30	100.000
William O. McCoy
Affirmative	40,409,897,384.16	94.316
Withheld	2,435,099,077.14	5.684
TOTAL	42,844,996,461.30	100.000
Robert L. Reynolds
Affirmative	40,470,266,358.65	94.457
Withheld	2,374,730,102.65	5.543
TOTAL	42,844,996,461.30	100.000
William S. Stavropoulos
Affirmative	40,442,710,981.11	94.393
Withheld	2,402,285,480.19	5.607
TOTAL	42,844,996,461.30	100.000
* Denotes trust-wide proposals and voting results.